UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2026
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Origin Materials, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39378	87-1388928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 Riverside Parkway, Suite 10 West Sacramento, CA	95605
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +1 (916) 231-9329
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ORGN	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ORGNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On March 4, 2026, the Board of Directors of Origin Materials, Inc., a Delaware corporation (the “Company”), approved the filing with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Amendment”), to effect a one-for-thirty (1:30) reverse stock split of its outstanding common stock, effective as of 5:00 p.m. eastern time on March 19, 2026 (the “Reverse Stock Split”). A series of alternate amendments to effect the Reverse Stock Split was approved by the Company’s stockholders at the Special Meeting of Stockholders held on February 17, 2026, and the specific one-for-thirty (1:30) ratio was subsequently approved by the Company’s Board of Directors on March 4, 2026.
The Amendment provides that at the effective time of the Reverse Stock Split, every 30 shares of the Company’s issued and outstanding common stock will be automatically converted into one issued and outstanding share of common stock, without any change in par value per share. As of March 4, 2026, the Company had 162,675,959 shares of common stock issued and outstanding, which upon the effectiveness of the Reverse Stock Split will be reclassified and combined into approximately 5,422,532 shares. The Reverse Stock Split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the Reverse Stock Split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans and employee stock purchase plan. In addition, the Reverse Stock Split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options, restricted stock units and warrants outstanding immediately prior to the effectiveness of the Reverse Stock Split with a corresponding increase in the exercise price per share applicable to such stock options. No fractional shares will be issued because of the Reverse Stock Split. If as a result of the Reverse Split, a stockholder would otherwise hold a fractional share, one full share of common stock will be issued in lieu of issuing any such fractional share.
The Company’s common stock is expected to begin trading on the Nasdaq Capital Market on a split-adjusted basis when the market opens on March 20, 2026 under the existing ticker symbol “ORGN”. The new CUSIP number for the common stock following the Reverse Stock Split is 68622D205. The par value per share of the common stock will remain unchanged at $0.0001.
The Company’s publicly traded warrants will continue to trade on the Nasdaq Capital Market under the symbol “ORGNW” with an exercise price of $11.50; however, warrant holders will need to exercise 30 warrants for an aggregate exercise price of $345.00 to receive one share of common stock. No fractional shares will be issued upon the exercise of the warrants.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIGIN MATERIALS, INC.

Dated: March 10, 2026

	By:	/s/ Matt Plavan
Matt Plavan
Chief Financial Officer and Chief Operating Officer